Exhibit 99.1

AXOVANT GENE THERAPIES ANNOUNCES NAME CHANGE TO SIO GENE THERAPIES

–Rebranding to Sio Gene Therapies to reflect an independent company with a scientific strategy focused on disease-modifying and curative genetic medicines
–Company’s common stock will trade on the NASDAQ under new ticker “SIOX” effective November 13, 2020

NEW YORK, NY, November 10, 2020 (GLOBE NEWSWIRE) - Axovant Gene Therapies Ltd. (NASDAQ: AXGT), a clinical-stage gene therapy company developing innovative gene therapies for neurodegenerative diseases, today announced it will change its name to Sio Gene Therapies, Inc., effective November 13, 2020. In connection with the name change, the company’s ticker will change to “SIOX” and will be effective at market open on November 13, 2020, along with the company’s new corporate website at www.siogtx.com. The former ticker “AXGT” will remain effective through market close on November 12, 2020. SIOX will ring the Nasdaq Closing Bell at 4:00 pm ET on Monday, November 16, 2020.

“Since its inception, Axovant has undergone transformations in its vision, portfolio strategy, ownership, and corporate structure,” said Pavan Cheruvu, M.D., Chief Executive Officer at Axovant. “From our management team and Board of Directors to our gene therapy pipeline and R&D capabilities, the Axovant Gene Therapies of today is very different from the small molecule development company it was just a few years ago. As a newly independent company, we are proud to share our identity, Sio Gene Therapies, which reflects our scientific vision to develop disease-modifying and curative genetic medicines. ‘Sio’ represents a new beginning for the company, our shareholders, and most importantly, the patients we serve.”

Dr. Cheruvu continued, “Our company develops genetic medicines for devastating disorders – ranging from our potentially curative AAV-based pipeline for monogenic pediatric diseases, in which young children can expect to live only a few years, to AXO-Lenti-PD for Parkinson’s disease, a condition that affects many millions of patients globally and where gene therapy may have the ability to slow progressive worsening in disability and quality of life. As we write the first chapter of Sio’s story, we look forward to sharing additional portfolio updates as we deliver on our goal of liberating patients from debilitating diseases through the transformational power of gene therapy.”
In conjunction with the corporate rebrand, the company has established a majority independent Board of Directors and is in the process of its redomiciliation from a Bermuda to a Delaware corporation (“the Redomiciliation”).

No action is required by stockholders in connection with the corporate name change and Redomiciliation. The Company’s common stock has been assigned a new CUSIP number of 829399 104. The number of outstanding shares of the Company’s common stock is also not affected. In connection with the name change and Redomiciliation, the Company expects to make additional ordinary course filings with the U.S. Securities and Exchange Commission in connection with planned effectiveness of its S-4 Registration Statement related to the Redomiciliation and updating of its existing S-3 shelf registration statement (and related ATM program) and S-8 equity plan registration statement to reflect its new corporate name and jurisdiction of incorporation.

About Axovant

Axovant Gene Therapies is a clinical-stage gene therapy company focused on developing a pipeline of innovative product candidates for debilitating neurodegenerative diseases. Our current pipeline of gene therapy candidates targets GM1 gangliosidosis, GM2 gangliosidosis (also known as Tay-Sachs disease and Sandhoff disease), and Parkinson’s disease. Axovant is focused on accelerating product candidates into and through clinical trials with a team of experts in gene therapy development and through external partnerships with leading gene therapy organizations. For more information, visit www.axovant.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "will," "expect," "believe," "estimate," and other similar expressions are intended to identify forward-looking statements. For example, all statements Axovant makes regarding its corporate rebrand, its product development plans and expectations, its stated goal of liberating patients from debilitating diseases through gene therapy, and the expected timing of its name change and new ticker on Nasdaq. All forward-looking statements are based on estimates and assumptions by Axovant’s management that, although Axovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Axovant expected. Such risks and uncertainties include, among others, the impact of the Covid-19 pandemic on our operations, the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the development of a suspension-based manufacturing process; the scaling up of manufacturing, the expectations for regulatory submissions and approvals; the continued development of our gene therapy product candidates and platforms; Axovant’s scientific approach and general development progress; and the availability or commercial potential of Axovant’s product candidates. These statements are also subject to a number of material risks and uncertainties that are described in Axovant’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2020, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Axovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
Parag Meswani
Axovant Gene Therapies Ltd.
(212) 547-2523
investors@axovant.com

Media:
Josephine Belluardo, Ph.D.
LifeSci Communications
646-751-4361
jo@lifescicomms.com
media@axovant.com
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